Houston Mechatronics, Inc 17146 Feathercraft Lane Suite 450 Webster, Texas TX 77598 USA	Quotation	Q210108SM01 Rev B
	Date:	18. Jan. 2021
	Contact:	Stefan Marx
	Your reference:	RFQ, 23. Oct. 2020 Aquanaut new series
	Attention to:	Sandeep Yayathi syayathi@houstonmechatronics.com

ROM Quotation
"New Aquanaut Battery"
High-performance Li-Ion battery for innovative vehicles



Example image of Li-Ion high-performance underwater vehicle battery

Summary	
Battery configuration	Series 416 Batteries, titanium housing 500m, 3000m, 6000m Optional: power distribution, 24/48V 200A converter, subsea charging
Form factor	Ø450 x 1010 mm, 267 kg in air, 103 kg in sea water (5 modules, 500m)
Energy	2x 36/64 kWh nominal, 2x 33/60 kWh available 130-185V (5/9 modules)
Voltage	162 V nominal (130 ... 185V)
Power	16 kW cont., 20 kW max. cont. - 25 kW optional, per battery
Charge	PowerCharger™ 10/15 kW (5/9 modules), approx. 4-5h charging time

Dear Sir or Madam,

Thank you very much for your interest in our innovative subsea Li-Ion PowerPacks™. Please find enclosed our quotation for a safe, robust, high-performance and high-reliably Subsea PowerPack™. This system is designed for your specific application according your requirements.

Our batteries are approved from many companies and Navies and the Oil+Gas Offshore industry and used for critical applications. With UL and UN certified cells, our IPC-A-600/610 class 3 production following MIL-STD or ISO 13628-6, API 17F, and our long experience, we provide highest capacity, reliability and safety for our customers.

Our approach orientates on the needs of the customer. We provide communication, flexibility and lasting developments. Our power is the realisation of professional solutions for challenging tasks. Our philosophy is making things easy, providing ready-to-go solutions with our flexible engineering and scientific team.

We hope you find this offer very interesting and meet your requirements. We are looking forward to your feedback.

Team SubCtech

Guide:

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1.3 Confidentiality Statement

This document contains confidential and proprietary information to SubCtech GmbH. This document and all the information contained herein are the confidential and exclusive property of SubCtech GmbH, and may not be reproduced, disclosed, or made public to any other 3rd party without written authorization by SubCtech GmbH and any of its subsidiaries.

1.4 Copyright

NetDI, SmartDI, MicroDI, PowerPack, SmartPowerBlock, SmartCharger, PowerCharger, SmartBMS, SmartPCB, OceanLine, OceanPack, OceanPack RACE, OceanPack MOBILE, OceanPack RACK, mBubbler, Gosubsea, Subsea-Power and SubCtech are registered or applied trademarks of SubCtech GmbH, Germany. All other trademarks belong to their respective owners.

Any used logos are usually protected by the manufacturers. Any used picture or any material is partly protected and may not be photocopied, reproduced, or translated to another language without prior written consent of SubCtech.

There is no responsibility for the content of used websites or URL links.

If you find any licensed photos, text or other material, or do not approve of the publication of material, please inform us. Please give details on name, copyright holder or what else could be important to us. The material will thereupon be removed by us.

1.5 Liability

This proposal has been developed with the highest due diligence. Nevertheless, we cannot provide any warranty whatsoever for absence of errors and accuracy of the given information. We disclaim any liability for damage that might, directly or indirectly, result of using this web site, as long as they have not been caused intentionally or through gross negligence.

Please note: in view of our continual improvement policy, the design and specifications of our products may vary from those illustrated in this proposal.

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[redacted]ded energy and power requirements, but remaining voltage range compared to the Aquanaut 1.

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3 History SubCtech

SubCtech's ("Subsea Technologies for the Marine Environment") team already has more than 29 years of experience in the subsea and marine technology. Today 2020, with 35 employees, the company is still privately owned.

We offer underwater technologies, subsea solutions and ocean monitoring systems. We find solutions in close collaboration with our clients – in the industry, in science and offshore Oil+Gas. Li-Ion batteries, e.g. pCO_2 analyzers and system solutions are our core products and one-stop service. Our reliable and precise high-tech "Made in Germany" products are easy to handle and efficiency to our customers. The mixture of experienced employees, young scientists and market knowledge is so successful that the company has been profit-making from the first year on.

We are certified by ISO 9001:2015 and manufacturing according to ISO 13628-6 and API17F for design and operation of subsea production systems. Our qualified workshop and engineers are educated and certified for highest-quality IPC-A-600/610 class 3 production for SIL rating.

- **Our goal**: meeting customers' requirements – communicating well – working flexible – developing products constantly
- **Our promise**: Solving complex and challenging tasks – delivering professional solutions
- **Our products**: high reliable – highest quality - high performance - easy to maintain – resistant – comfortable to handle

Mission

Our approach follows the needs of the customer. We provide communication, flexibility and lasting developments. Our strength is the realization of professional solutions for challenging tasks. The robustness was proven during diverse usages in industry, administration and science.



"Our innovations: tradition is a valuable asset but no limit"

3.1 Company Facilities and Location

SubCtech GmbH is located at the Industrial Business Centre of Wellsee, Kiel, between Baltic and North Sea.

We work together with the Universities of Kiel, Flensburg, Lübeck and Hamurg. GEOMAR and Max-Planck Hamburg and Fraunhofer Rostock are also partners in the neighborhood. The good connection to ports and airports and the route to Scandinavia should be emphasized.


New building 2018:
1100m² area
2000m² outdoor terrain
Space for extension
Planned for 50+ employees
Investment on:
Machines
Training
Certifications
QM
Building 1b
Building 1a
Building 1c
Building 3b
Building 3a
Offices
Engineering, Tests
Warehouse, Store
Workshop
Production
others
Building 1
Building 3
Admin + Production
Engineering + Prototyping

Image 1: Our headquarter with production in Kiel between North Sea and Baltic Sea.

- 2 separate buildings for engineering / prototyping and production / admin
- 1200 m² of space, 2000m² outdoor terrain, space for extension building
- 3 workshops (2 x CNC workshops, 1 x prototype workshop)
- Warehouse with automated entry and access control
- 2 electrical productions (EPA IPC class 3, EPA prototyping) with access control
- 1 spray booth for formal coatings
- 1 high-voltage laboratory (especially subsea + vehicle batteries)
- 1 test hall for large batteries with 2t hoist, 50kW charging, 70kW discharging
- 2 control units development systems (ARM KEIL prof. incl. safety extension)
- 2 test-labs for water systems (salt water, temperature controlled)

- 1 climate test chamber
- 1 battery cell impedance test-lab
- 6 ECAD design stations (Eagle prof.)
- 2 CAD design stations (SolidWorks prof.)

We provide professional development and production services. Our customer is our partner and our customer's satisfaction has priority. We are proud to provide fully professional service through all phases from pre-consulting to after-sales.



Image 2: Example of our facilities and API17F qualification with accredited laboratories and institutes

Our special skills are arctic conditions, deep-sea applications, long-term deployments and design life, high quality standardized production and realizing customers' requirements.

In addition, SubCtech supports environmental and marine science and technical projects as well as students and young scientists.


Innovation
Design →
Construction →
Simulation →
Production →
Verification →
Product

Image 3: Our development and production are driven by qualified innovative processes.

We take our social, economic and environmental responsibility seriously. We act future-orientated in regards of environmental and social issues. We support social facilities, especially for kids as we are convinced that "Kids are our future". We provide opportunities for young people, students and researchers to get insight in working life and subsea technology.

SubCtech supports organizations and projects with direct financial aid:

Sponsorship - SubCtech - Ocean Power & Monitoring

3.2 Road Map

Corporate Strategy SubCtech GmbH:

- Major supplier for Subsea batteries and FerryBox scientific vessel systems
- Top technologies, highest quality standards and highest innovations
- Committed team
- Environmental sustainability
- Global responsibility

Strong business development

- Long track record since 2006
- Sustainable steady growth
- Valued customer with increasing projects
- Stable financing, 100% private, growth even in the COVID-19 crisis


NEW Energy Storage Modules
SIL
NEW Safety Battery IEC 61508
2021 2022
Underwater 6kW charger
2020
Batteries for manned submarine
2020
JIP UPS 50kVA Battery (EQN)
2018-2021
2017-2019
400V Subsea-UPS API17F (OSS)
2016-2019
JIP ISSA Safety 200V Battery
2014
First Battery API17F (OSS)
2014
First AUV 42kWh Battery MIL-STD
2013
First Subsea Battery (CAMERON)
2009
First AUV 150V Battery (ENI)
2006
Start Li-Ion COTS Batteries

Image 4: Our Road Map for OCEAN POWER batteries (Dec. 2020)

4 Common technical data

For a better overview, we have put the general specifications in front.

The specific data can be found at the end of this proposal, together with the technical specifications, the offer and T&C.

4.1 General Overview

The battery (including the battery management system) is one of the most important parts of an electrical subsea system. The battery is necessary to provide electrical power to operate e.g. the tree gate valves as specified. This is normally required, as the typ. DC/FO system does not deliver an adequate amount of power to operate the system without any energy storage.

This special designed subsea PowerPack™ is suitable to operate under rough offshore subsea conditions and long lifetime up to 25 years. To provide power, the design was optimized for highest power and performance, highest safety and highest reliably. This PowerPack™ is designed to fulfil all requirements inside the given specification.

Our batteries have low capacity loss over time as well as high usable energy over a wide state of charge (SOC) range, allowing our systems to meet end-of-life power and energy requirements with minimal pack oversizing. This type of battery and BMS with charger was already successfully used in a number of subsea & vehicle applications.

This type of battery and BMS with charger was already successfully used in a number of subsea applications such as AUV, ROV and other applications. The battery modules are already type approved by MIL-STD 810G and ISO 13628-6 / API17F for TRL 6 level operation in oil fields (production) and to power AUV and other vehicles.

The battery pack construction in this project is a customized COTS on a high TRL level, former developed for a manned submarine and subsea systems; and therefore on highest safety and reliability level. This larger design is actual used for all our larger projects.

The high power demand requires adjusted components and if required, a new API17F. Ordering the API17F qualification, the battery offers TRL 4.

SubCtech GmbH
Wellseedamm 1-3 • D-24145 KIEL • Germany
Managing Director: Dipl.-Phys. Stefan Marx
Amtsgericht Kiel HRB 11552 KI
VAT-Id.No. DE270099549
phone: +49 (0) 431-22039880
fax: +49 (0) 431-22039881
mobile: +49 (0) 178-35 21 99 2
email: info@subctech.com
web: www.subctech.com
Bank: Foerde Sparkasse
IBAN DE92 2105 0170 1400 0559 58
BIC NOLADE21KIE



Image 5: Example of series 416 batteries with different features and output connectors



Image 6: Rendering of the series 416 Li-ion battery, with 10 SPBs, SMM, CIM and PDU.

SubCtech's battery common technology features:

(The project-specific advantages are shown in the corresponding chapter)

- The battery technology consists of the latest safe and reliable high-performance Li-Ion cells
- Never open the battery, life-time unlimited.
- Charge while operating (UPS function). No need to remove the batteries.
- Charge under BMS control with extra safety monitoring
- Service free. No degassing.
- High currents without overheating or hot-spots
- High capacity (energy), much less batteries compared to other battery technologies.
- Simple RS-485 ASCII NMEA-0183 or MODBUS RTU or CAN data interface to monitor the battery online.
- High redundancy: high number of parallel connected cells, or modules, or batteries. Batteries can connected in parallel to take over the full load, if all others fails. The Customer Interface Module (CIM) controls load+charge balancing, and manage and simplifies all data handling.
- Best performance due to optimized internal load balancing and power dissipation / heat management on battery module and cell level.
- All battery modules are identical, components are standardized. Therefore, service and operation are simplified and robust. Sustainable supply is ensured (obsolescence management)
- The internal modules, so called SmartPowerBlocks™ (SPB), provides a number of advantages to separate energy and control only parts of the battery.
- Highest system safety due to multiple safety levels, according latest recommendation and knowledge in discussion with DNV-GL
- BMS monitoring of all major parameter such as under-discharge voltage, over-charge voltage, over-current, short-circuit, over-temperature with hot-spot detection to inform the control system with warning and error flags about SOH or possible failures in advance.
- High reliability and safety according functional safety IEC 61508. SIL can be optional achieved according IEC 61508. SIL 2 is the target of actual JIP R&D projects.
- To provide robustness and high-reliability for operation or optional qualifications according e.g. MIL-STD 810G, DNV GL, ISO 13628-6 or API17f
- Transport regulations can be fulfilled with optional UN T38.3 certification (recommended)
- Low OPEX with long design life of up to 25years for the offshore Oil+Gas industry, and service life of typ. > 10 years, mostly expected > 15 years.

4.2 SubCtech's standard safety levels

4.2.1 Our Philosophy

The stable quality of our products and services is one of the foundations of our successful business activity. For us, quality means meeting the demands of our customers in the best possible way. In this sense, quality is an important criterion for the purchase decision and forms a reliable bond with our customers.

For us, acting quality-consciously also means using valuable resources efficiently and carefully. Every employee has the duty and the right to work to ensure that circumstances that prevent the manufacture of products of perfect quality are eliminated.

The continuous improvement of quality is therefore also a prerequisite for us in the medium and long term for an effective reduction in costs and an important contribution to protecting the environment.

Trouble-free organization and the most advanced methods of quality management provide the necessary framework. Our understanding of quality and quality awareness, as well as the correct attitude of all employees to quality are prerequisites for the satisfaction of our customers and thus for the long-term success of our company.

4.2.2 HSE as a holistic concept

The HSE (health, safety and environment) principles constitute action maxims for SubCtech. In economic decision making as well as in our daily working routine the topics of environmental protection, health care, work, process and product safety are of great importance at SubCtech. In order to be successful, we at SubCtech work as a unit - from the management to the intern.

Our HSE guideline provides a supporting framework for our employees in order to realize and achieve our HSE goals within the company. Hence, we are able to constantly improve all processes and use resources more efficiently. Regularly responsible specialist departments review the achievement of our HSE goals as well as evaluating new risks and identifying further potential improvements. Furthermore, they ensure the section's legal conformity.

The early detection of potential dangers when handling our products is important to us. This is the only way to examine, analyze and evaluate identified risks and to initiate appropriate countermeasures.

- The HSE principles constitute action maxims for SubCtech. Additionally, SubCtech commits to the compliance of high standards in the fields of work and product safety, health care and environmental protection.

SubCtech GmbH
Wellseedamm 1-3 • D-24145 KIEL • Germany
Managing Director: Dipl.-Phys. Stefan Marx
Amtsgericht Kiel HRB 11552 KI
VAT-Id.No. DE270099549
phone: +49 (0) 431-22039880
fax: +49 (0) 431-22039881
mobile: +49 (0) 178-35 21 99 2
email: info@subctech.com
web : www.subctech.com
Bank: Foerde Sparkasse
IBAN DE92 2105 0170 1400 0559 58
BIC NOLADE21KIE

4.2.3 Features

QMS overview

- ISO 9001 in 2015, re-audit ISO 9001:2015 in 2018 (Reg.SEC-DE270099549-01/15)
- O+G audited since 2013, various companies (CAMERON/OneSubsea, ABB, ...)
- ESD protection program since 2010
- IPC class 3, IPC-J-SDT quality program since 2013
- Supply chain management with supplier evaluations
- Traceability of material
- Obsolescent management
- HSE Environmental protection program reduces CO2 footprint by 30%
- Health protection program for all employees

Qualification

- ISO 9001 since 2015 (Reg. SEC-DE270099549-01/15)
- UBA approval as battery manufacturer according to BattG (Reg. 21002655)
- LBA approval for Air-Cargo (Reg.B32F/439.234-1/2018)
- NATO and US supplier registration (NCAGE CN2N5, DUNS® 341552832)
- US D.O.T. import permit for air cargo / hazardous substances (DOT-SP 20232)
- Approval for handling of dangerous goods road, sea, air according to ADR, DGM, IATA etc.
- API17F qualifications since 2014
- MIL-STD and DNV-GL qualifications since 2014
- IEC 61508 since 2016, target SIL for 2022

Implementation

- Industrial Li-Ion cells with stainless steel housing (higher melt temperature compared to commercial cells with e.g. aluminum cans). The enclosure is welded, not simple shrunk.
- Industrial Li-Ion cells with triple internal protection: over pressure valve, current interrupt device CID, temperature isolating layer (positive temperature coefficient device PTC)
- Industrial Li-Ion cells with UL listing and UN T38.3 certification
- Separation of the energy into smaller sub-modules and lower energy, installed into extreme robust non-flammable but light-weight foam (complies to FAR 25.853 / ABD 0031).
- Independent protection of each module (SmartPowerBlock™) with its own BMS supervision (low voltage – under discharge, high voltage – over charge, under temperature particular for charge, over temperature, over current, short circuit. (Not for subsea-UPS)
- Warning and error levels (configurable) for a number of conditions, incl. internal failures such as broken connectors or wires, temperature sensor failures, SOC, SOH – end of life
- Independent safety loop disconnect the battery in case of fatal failures. The safety loop is used for the battery while discharging and charging connected to the PowerCharger or embedded underwater charger.

SubCtech GmbH
Wellseedamm 1-3 • D-24145 KIEL • Germany
Managing Director: Dipl.-Phys. Stefan Marx
Amtsgericht Kiel HRB 11552 KI
VAT-Id.No. DE270099549
phone: +49 (0) 431-22039880
fax: +49 (0) 431-22039881
mobile: +49 (0) 178-35 21 99 2
email: info@subctech.com
web: www.subctech.com
Bank: Foerde Sparkasse
IBAN DE92 2105 0170 1400 0559 58
BIC NOLADE21KIE

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4.3 Safety level implementation

4.3.1 Safety level structure

The safety of the whole system is subdivided into different levels. Each of it provides prevention of dangerous system conditions and hazards. Critical voltage levels and therefore irreversible damage to the batteries are supervised and prevented by software in higher safety levels and even checked and prohibited by hardware on the lowest safety level, the battery cell level.

Summary

Safety (cell level)	PTC element against overheating stainless steel can for robustness CID element against over current gas exhaust hole against over pressure small form factor for small energy units per cell
Safety (Module level)	Over charge (over-voltage) under voltage discharge over current limiting & short circuit over temperature discharge with hot-spot detection by the BMS master under temperature charging. Optional melting fuse for fatal overload current (slow current detection) Optional leakage detection. Independent safety loop disconnects the battery or charging unit if one component fatal fails.
Safety (BMS Master level)	Optional manual all-pole circuit breaker or melting fuse for fatal overload current (slow current detection) or short circuit Independent safety loop disconnects the battery or charging unit if one component fatal fails (*not used for UPS systems*). Continuously monitoring of all voltages (over voltage, under voltage, differences between cells), current, temperatures (hot spot detection and differences between cells)
Safety (Battery converter level)	Current limiting with short circuit protection Thermal shutdown with automatic recovery in case of insufficient cooling. Ruggedizing, conformal coating Continuously monitoring of voltages, current, temperatures.

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4.4 Implementation

- Functional safety (optionally)

  The project is performed under functional safety aspects (IEC 61508) and external audit to achieve optional SIL level. For SubCtech, calculating the SIL suitability level is a combined effort between corporate quality, engineering, and a 3rd party for validating calculations. The steps include failure rate prediction, FMEDA, Failure Path Investigation, and a 3rd party validation. SubCtech's safety engineers are trained and certified by TÜV. For SIL, we are cooperating with the TÜV.

- Workmanship

  The production is performed according e.g. IPC-A-600/610 class 2 or 3, and J-STD-001 and other to meet highest quality standards. SubCtech's high-tech production engineers are trained and certified by FED (IPC, J-STD). SubCtech is regularly audited by an important customer.

- Quality management

  SubCtech is working and certified according the latest ISO 9001 and work according to ISO 140001. Our trained and certified quality engineer, in close cooperation with the management and employees, takes care about the implementation of all QM and HSE processes. Our major industry customers monitor us with regular audits.

- Operation and transport

  SubCtech is certified by German UBA for battery production, sales and disposal.

  SubCtech is approved by German LBA and US D.O.T for air cargo for our battery products. Our trained and certified quality engineers are approved for handling, packing and creating of any shipper's declaration such as IMO for air (IATA), sea (DGR, ADR) and street (ADR) transport.


Certificate
ISO 9001

Image 10: SubCtech certificate for ISO-9001:2015


IPC
Certified IPC Specialist

Image 11: Example of SubCtech's personal training for IPC J-STD and IPC-A-600/610 class 3 production


TÜV
Malte Knott
IFS
Industrial Functional Safety Professional

Image 12: Example of SubCtech's personal training for IEC 61508 / SIL products by TÜV SÜD

4.5 How it looks: examples of batteries



Image 13: Example of Subsea Control Unit (CIM: Customer interface Module) to connect up to 12 large high-power batteries in parallel



Image 14: Example of AUV battery in 6000m housing during FAT



Image 15: Example of 310mm AUV battery during installation (41kWh)



Image 16: Example of customized battery system with Power Distribution Unit 500V 10kW each channel + DC/DC



Image 17: Example of 310mm AUV battery with 6 SPB modules during installation



Image 18: Series 416 Li-Ion battery 430V 70kWh for 55kW manned vehicles

4.6 Battery Technical Design

The modules are constructed according to our already approved technology. The non-flammable foam is extreme robust and lightweight (air+space certification). Therefore, the environmental conditions such as shock and vibration can be fulfilled also for large assemblies.

The construction and design is validated first with FEM tools to guarantee over-all robustness and proper power balancing inside the modules.

The UPS unit can be equipped with an insulation monitoring device. The data is transmitted as warning flags in the data protocol.

For the cells industrial Li-Ion cells are used. With a relative small capacity compared to latest cells e.g. developed for e-cars, safety, lifetime and reliability are high.

Using small 18650 cells with < 12Wh energy compared with large Li-on cells or Li-Pol cells (e.g. pouch cell) with > 150Wh, the energy per cell is low and safe. The internal protection of the cells is well developed and tested to use e.g. for Air+Space applications.

On the other hand, a larger number of cells connected in parallel, gives a much higher reliability and safety compared to designs with few large cells. The possible failure of one or more cells is not critical.

The cells are embedded in lightweight but stiff construction foam which ensures that the cells are kept in place with a minimal cell distance. This ventilation opportunity prevents any hot spots between the cells (which even not would be expected at a discharge rate of e.g. 0,5C). Its fire resistance was tested and the foam fulfils many industrial standards.

During charge and discharge, the major priority is reliability and performance. Due to the high-parallel connection of cells, the load on each is small, and heating or aging is not an issue.



Image 19: Example of 310mm flexible SmartPowerBlock™ concept with Slave-BMS controller and protection on top. Automatic voltage-free after removal.

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4.7 Power Distribution Unit (PDU)



Image 25: Example of PDU construction


OCP
HVB1
HVB5
CPP
HVB2

Image 26: Example of PDU construction

4.8 Customer interface Controller (CIM)

This CIM controller collect the data of all batteries and summarize the data for the vehicle and pilot. Summarized data includes: all common data such as SOC or SOH, but summarizes a set of values for each battery module. This simplifies the integration and control. Summarized data includes: all common data such as SOC or SOH, but summarizes a set of values for each battery module. This simplifies the integration and control.



Image 27: Example of CIM module

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4.10 Data interface and storage

Our data protocol incorporates all needed and requited parameters, and additional warning and error states to inform the pilot in advance about any special situation. The values are internal validated, and warning or error levels are suitable for safe and reliably operation. E.g., if single house-keeping sensors such as temperature sensors fails, the number and clustering of failures will be processed first.

The existing data system may be used and adapted. We provide our own standard data protocol with MODBUS RTU, or simple ASCII NMEA-0183 data protocols (SubCtech is member of the NMEA). Both are developed for high-reliability vehicle battery communication. The NMEA and MODBUS data protocol are using checksums, interface watchdogs and are expandable for future upgrade paths.

CAN and other are available with our CIM module. Other such as CAN Safety or Ethernet / Profinet on request.

Storage	Internal storage of log data, up to 32 GB of flash memory (years of data depending the sample rate) Download by remote via MODBUS and CIM to the charger USB connector
BMS Interface	MODBUS RTU Modicon PI-MBUS-300, RS-485, galvanic isolated Individual addressing of all sub-systems (batteries, PDU, converter if any) Option: ASCII NMEA-0183 data strings, RS-232 or RS-485, galvanic isolated, CAN, CANopen (CiA 443 under work), Ethernet TCP/IP
BMS control and measure Parameter	All single cell level voltages, Battery voltage, Charge and discharge current, optional every PDU output channel Battery temperatures (hot spot detection in every SPB module), Charger temperature, Diagnostic and status flags (warning and error levels), Runtime, State of charge SOC, State of Health SOH. Internal parameters: firmware version, serial number more: TBD - e.g. leak detection or OEM signals For details see data interface manual

Note:

possible overrides of specific BMS shutdown or other parameters. MODBUS registers can be set individually for changed requirements, even later during operation. These are password protected against accidental overwriting. A complete XML configuration file can also be uploaded to the individual BMS controllers.

This makes it possible, for example, to set limits for SOC, undervoltage, overcurrent, etc. when installed. This means that adaptations for new requirements or changes can be carried out easily. Uploading to 100% SOC, if this has been reduced, is also simple possible via software configuration.

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4.10.4 ASCII NMEA-0183

The data protocol is simple ASCII according NMEA-0183 (compared to GPS receiver).

SubCtech becomes a member of the NMEA (**N**ational **M**arine **E**lectronics **A**ssociation) and provides standard NMEA data protocols. The NMEA is committed to promoting and developing the market for maritime electronics. It is an association of manufacturers, resellers, educational institutes and other people with interest in this market (Source: "NMEA News").

Read see the NMEA manual for details.

Please note: from 2020 on, the ASCII NMEA-0183 data protocol is provided only on request. Standard is MODBUS RTU or CAN using the CIM controller.

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4.13 Pressure housing

4.13.1 Design and types

Several pressure housings are available depending on the user requirements. SubCtech provides a complete one-hand solution with battery, housing, connectors as well as training and support. Due to our own production facilities we provide any size of housing, not restricted by standard dimensions.

All SubCtech instrumentation (Data logger, batteries, sensors etc.) are typically equipped with titanium housings for long-time deployments and operating depths up to 6000m. Others such as Super-Duplex for offshore Oil+Gas, POM or Aluminum are provided as well.



Image 33: Example of large subsea battery: 3000m



Image 34: Example of subsea battery: 6000m

4.13.2 Calculation

All material is tested and equipped with a material certificate. Our pressure housings are calculated and simulated by FEM software in order to optimize weight and size. After the production the housings will be type-approved by pressure tests.

We provide a FEA and structural analysis of the material selection based on the requirements. In addition, the proposal includes FAT and qualification, with hyperbaric pressure testing of the canister(s). Any CPI as well as procedures for integration, installation and/or testing may result in changes.


Material Database
Main Category Metals
Sub Category Titanium
Name TITANIUM, Ti-6Al-4V
Yield Strength 119 Ksi
Young's Modulus 16 Mpsi
Density 0,16 lb/cu in
Poisson's Ratio 0,31
Comments
Annealed Condition. Compressive Young's Modulus = 16.4 Mpsi

Image 35: FEM values for titanium grade5.



Image 36: Example simulations of pressure housing proofing the max. stress (tension) and collapsing parameter. In the graphic above stress and housing bending is overdrawn.

4.14 Pressure tests

All new pressure vessels are checked by us. The pressure is simulated first by professional FEM software tools. We optionally offer individual tests, or test according to API17F and other regulations.

We work with the following facilities (not limited to):

- GEOMAR Kiel
- KUM Kiel
- Uni Rostock
- Nautilus Bremerhaven
- MacArtney, Denmark
- IFREMER, France



All facilities allows test up to 600 Bar, with different sizes.


Pressure (Bar)
Pressure Test
600
500
400
300
200
100
0
Pressure
Profile

Image 37: Example test of a large 6000m housing with 600 Bar test pressure. (Test by MacArtney, Denmark)



Image 38: Example test of a 4000m housing with 450 Bar test pressure.

4.15 Connectors

4.15.1 Internal Connectors

For information on the battery connectors, please refer to the Interface Control Document (ICD).


subCtech
OCP
EmbCP
CP
OPP
EPP

Image 39: Example of connector layout on the front plate of the battery.

Port	Function	Connects to:
OCP	Output Control Port	Customer application, or PowerCharger (over SP)
EmbCP	Embedded Charge Port	Embedded Charger (EmbCDP)
CP	Charge Port	PowerCharger (over SP)
OPP	Output Power Port	Customer application
EPP	External Power Port	PowerCharger (over SP)

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4.16 Top-Side Charger

4.16.1 External PowerCharger™ with diagnostic unit

		
Image 43: Example of ruggedized Lab/On-board PowerCharger up to 2 x 15kW	Image 44: Example of large PowerCharger 3 x 10kW with Discharger 9kW	Image 45: Example of Mobile charger with "flight case" housing, here with additional 24V power supply.


Indicator light
Emergency Stop
PowerCharger
Control
Battery Diagnostic and Charger Control Unit
Power
Charger (2x 4.5 KW)
230V AC 3x 32A max
ext. Power
DC Input
Magnetic-Switch
Battery-ON/OFF
Underwater Connector
External Power Port
canOpen (RS232)
SYS
Output Control Port
Charge Port
Output Power Port
Embedded Charger Port
Battery System
Optional embedded Charger (2x 3.3 kW)
230V AC 30A max

Image 46: Example of AUV battery system with Embedded Charger and External PowerCharger (overview only)

4.16.2 What is new

The latest PowerCharger™ is comparable and mostly compatible to the existing PowerCharger™.

What is new:

- Service rear-flap for simplified maintenance
- BMS firmware update of the battery BMS via USB stick or SD card
- Data log download of the battery BMS via USB stick or SD card (up to 32GB)
- Using of small form-factor 3kW power supplies to reduce size and weight
- WYE with neutral line is not needed for these enhanced power module setup
- Compatible to the NEW embedded charger
- Optimized SmartCharge™ algorithm for faster charging: CC, CV, CP with BAL included

The so called PowerCharger™ provides energy to charge SubCtech's large batteries top-side / on-board. It consists of power supply units for one or multiple battery modules.

The charger is easy to operate under difficult conditions, but offers in-depth diagnostics if required. The battery can also be configured and updated. Log files are read out.

4.16.3 How it works

The so called PowerCharger™ is under full control of the battery BMS. It (can) consist of typically one high-power supply per battery module. Temperature effects, aging and voltage drops on cables or connectors will be compensated.

The PowerCharger™ is controlled by an industrial ARM STM32 microcontroller, using a 7" touch screen providing information for the user and to receive input from the user for testing and diagnostic in the lab. The PowerCharger™ is part of the SmartBMS and connected to the battery BMS controller for data exchange and double safety. Each part (charger and battery) can interrupt and stop charging to guarantee highest safety.

For safety purposes (in the lab for testing) there is an "EMERGENCY STOP" button at the top of the housing to interrupt the charging process. For error messaging there is a blink lamp installed on top of the housing.

The optional installed electrical load further enhances the diagnostic capabilities. E.g. it enables measuring of the real battery capacity and allows discharging the battery to a certain level for storage purpose.

For external testing, a real-time data output and USB storage port is provided.

The PowerCharger™ can be used as external power supply, and diagnostic + test unit, e.g. for FAT, UAT or service such as capacity testing.

The system rack itself is constructed robust enough to be placed on board. Eyebolts allow lifting the system by a crane while wheels make the rack mobile on the deck.

Operation

- The modules or pressure housing must *not* be opened or vented during charging. In fact, you can charge in water. Venting of cells is not possible, and power dissipation is under full multi-level control.
- Cell balancing is done within the battery and is controlled by the master controller together with the charger controller.
- The SOC of each module is tracked and balanced against all other. This feature is important to guarantee identical SOC values of all modules, for later optimal balanced power load. Only with optimal balanced power load, all modules will be identical discharged – and the battery system can provide the total max. power load.
- For low temperature charging (below 0°C), the internal BMS controls the charging process to operate only in the valid temperature range.
- With the "Constant Power" charging, the charge time is drastically shorten compared to standard CC/CV algorithm. Our new enhanced adapted balancing algorithm and CP charging take care on heating due to high power dissipation and special cell chemistry, and will accelerate charging a lot. Nethertheless, ultra-quick charging compared to fluid-cooled EVs is not recommended due to safety and reliability / aging reasons.
- During the charging process it captures battery parameters like charging voltage, charging current, cell voltages, battery temperature and some more on SD card in ASCII formatted text.

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4.16.7 Construction

The charger rack itself is constructed robust enough to be placed on board. Eyebolts allow lifting the system by a crane while wheels make the rack mobile on the deck.

The design and the components of the 19" flight-case charger are based on the already qualified ruggedized 19" rack charger with its special non-standard rack enclosure. In contrast, the flight-case housing is COTS and already ruggedized. It was selected based on market requirements for robustness, mobility, standardized components and service friendliness. The 19" flight-case charger is normally operated with open lids (IP42). Optionally, it can be modified so that it can be operated closed like the ruggedized 19" Rack charger (IP54), but serviceability is limited in this case.



Image 58: ruggedized 19" flight-case enclosure, open for operation



Image 59: ruggedized 19" flight-case enclosure, closed for transport


Battery
Mains 2
Mains 1 Charger

Image 60: protected rear connections, ruggedized 19" rack



Image 61: Example of an opened rear-side 19" Flight-Case PowerCharger™

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4.19 Qualifications

4.19.1 API17F or MIL-STD qualification

The components are already qualified according API17F, ISO 13628-6, MIL-STD or other. Because the project schedule is short, we recommend performing Q1 tests with optional additional EMC testing. The Q2 tests should be performed on module level for S&V, and on battery level for pressure testing and EMC.

For Q1 testing, we construct a robust bread board design. For this proposal, we considered a full test procedure.

For more details, please see the following technical description below.



Image 69: Test setup for Q1 testing of Master-BMS, Slave-BMS, SPB battery module, switch module etc.

4.19.2 Shock & Vibration

Shock should not exceed ±20g, if prepared for high-reliability applications. A procedure is recommended during maintenance and transportation to protect the battery system. The battery system can be easy transported in the supplied transportation cases. Our test according MIL-STD 810G and ISO 13628-6 are performed up to ±40g.

Typical example procedure for testing (photos comparable only):



Image 70: Shock & vibration tests according MIL-STD 810G on SPB level (SmartPowerBlock™) with BMS Master installed, during operation cases



Image 71: Shock and vibration test report of a SPB in the range of -40g to +50g, for the setup on the left photo.



Image 72: Shock & vibration tests of SEM battery modules according API17F / ISO 13628-6, during operation cases



Image 73: Shock test report up to ±30g, for the setup on the left photo.

4.19.3 EMC Characteristic and Test

The EMC radiation is minimized by special internal and external wiring, special position of all single cells etc. The minimized EMC radiation feature was already used for military and Oil & Gas exploration applications.

A complete test of the magnetic structure can be performed with our accredited cooperation partner. EMC-testing of grid-emitted and radiation-emitted interference immunity properties in accordance with EN 61000-4-x and on-site measurements of electro-magnetic environmental compatibility can be provided.

For the method it is recommended using GL guidelines according to other sea and offshore regularises. GL is widely comparable to MIL-461F. The test device consists of electronic, battery pack and housing. The tests are performed under operating conditions (charge and optional discharge) including data transfer.





Image 74, Image 75: Different setups are used to measure and test radiated emission, susceptibility, conducted emission.



Image 76: Typ. result for testing conducted emission 30Hz to 10kHz (not in the graph) and 10kHz to 30MHz according MIL-STD 461F. © SubCtech

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4.21 Support, Services and Processes

4.21.1 Meetings and training

Installation support and training is provided at the user site as a complete package. During the Installation, Harbour acceptance test (HAT) and Sea Acceptance Test (SAT) SubCtech provides training. The training is divided into background and specific knowledge. Following the HAT, the team should be able to perform first jobs on sea parallel the SAT.

Included:

- Training and installation support on the site
- Unlimited number of participants
- Duration e.g. 3-5 days incl. travel time
- Employers or specialists by SubCtech staff
- Incl. travel costs, flight, accommodation and daily rates

Exceptions / excluded:

- Any external costs such as rents, insurance or other e.g. operational costs for e.g. for vessels, locations, transport etc.
- Any personal costs such as travel costs, flight, accommodation and daily rates for the participants
- Any cost or e.g. contracts to other companies
- Any costs regarding the participants (accommodation, travel, meals, etc.)
- Translation of any documents other as English (available on request)
- Other such as any cost operating the system, any vessel operating costs, any customer insurances

Additional or extra personal support is available.

Possible project meetings

- Pre-consulting
- Kick-off meeting at the customers site
- Working meetings on a regularly base e.g. all 2 months
- Web meetings (video, mail, telephone) on demand or on a regularly base
- Producers short progress reports on a regularly base e.g. every month
- Control meetings on producers site on demand
- FAT at producers site
- Hand-over and 1st training at customers site (HAT)
- Sea trial and 2nd training at customers site (SAT)

4.21.2 Service (After-sales)

Typical, the customers given factory acceptance test (FAT) will be performed from SubCtech personal due to the quality control before shipping and will be well documented. The test can be performed at SubCtech premises together with customers personal and during the handing over.

A training session during the handover will be provided, location either at SubCtech or at the customers' location can be chosen by the customer.

Technical support for the installation and final user acceptations test (UAT) is provided during the training session. Additional sea acceptance tests (SAT) may follow.

Training in Germany before delivery is welcome and free of charge.

4.21.3 Optional 24/7 support hotline, per year

Extended maintenance included:
- Duration one year
- 24/7 telephone hot-line with 24 hour response time per E-mail or telephone
- Maintenance support (remote only)
- Spare parts on stock
- Free software updates if available (consists of all originally ordered functions)

Exceptions / not covered:
- Shipping costs, tax, shipping insurance, if required customs
- Service on the site, travel or personal costs
- Damages or failures by external actions, e.g. stormy weather conditions, Bio-fouling
- Damages or failures by false handling or missing/less maintenance of any person

4.21.4 Optional Expanded warranty, 3 years

This warranty extends the standard warranty by two years to total 3 years. The standard warranty is not affected and valid for the first year.

Extended warranty period included:
- Duration three years (instead of 1 year)
- Warranty on all hardware components
- Maintenance support (remote only) within 2 days' reaction time max.
- Free software updates if available (consists of all originally ordered functions)

For your convenience, we additional provided with this warranty:
- Maintenance support (remote only by mail/phone) within 2 days' reaction time
- Free software / firmware updates if available (consists of all originally ordered functions)
- Consulting support for further installations, upgrades or adoptions to this system

Exceptions / not covered:
- Sealings, any consumables
- Shipping costs, tax, shipping insurance, if required customs
- Service on the site, travel or personal costs
- Damages or failures by external actions, e.g. stormy weather conditions, Bio-fouling
- Damages or failures by false handling or missing/less maintenance of any person

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4.21.6 Spare parts

Spare parts are provided for all electronic components and connectors, cables etc. Spare parts cover complete modules incl. all mechanics, BMS and wiring. Battery cells are not covered, but all our battery cells could be ordered to be on stock for quick repair if needed.

Complete spare batteries can be provided on request. In case of a failure it is recommended to use new cells from the manufacturer due to technical development is progressing. Please take into your account, that long-laying cells will not keep full performance.

The battery system doesn't consist of consumables. Service is not required inside the battery or charger.

Standard spare parts were provided:

- Complete set of screws, nuts etc.
- Complete set of spare connectors at battery side (no underwater connectors)
- Spare fuses, if applicable
- Spare industrial Compact-Flash or SD card if applicable, for each device.

4.21.7 Obsolescence management

SubCtech has an obsolescence management in place according the QMS, which already includes the development process and the whole lifetime of the system. Therefore, the risk of obsolete components is minimized.

For long-term life-cycles such as for subsea devices, we provide our active live obsolescence management to replace outdated components.

Spare parts are provided for all electronic components and connectors, cables etc. Spare parts cover complete modules incl. all mechanics, BMS and wiring. Battery cells are not covered, but all our battery cells could be ordered to be on stock for quick repair if needed. SubCtech stores spares of components not affected by aging and monitors the market for key components with a shorter lifetime, which cannot be stored for the whole lifetime of the system.

Complete spare batteries can be provided on request. In case of a failure it is recommended to use new cells from the manufacturer due to technical development is progressing. Please take into your account, that long-laying cells will not keep full performance.

In case of obsolete key components, the operator of the system is contacted and alternatives presented. It is although proposed how far the qualification of the system is affected by the change.

4.21.8 Transport

Li-Ion batteries need to be handled as dangerous goods according to UN class 9. These goods are only allowed to be transported considering the actual effective regulations and using compulsory wrapping and labelling.

This design may be approved according UN T38.3. SubCtech already approved batteries with external labs. Air transportation is restricted to cargo aircraft (no passenger aircraft) only (for more details see actual IATA Lithium battery guidance document).

Not every forwarding company is able to handle UN class 9 dangerous goods. Therefore, the transport needs to be planned well and the forwarding company has to be informed in advance. For the transportation via ship or airplane special documents (shipper's declaration) are required. These documents can be exposed by a trained person or the forwarding company. SubCtech is certified for any packing (street, seaways, air) according to ICAO, IATA DGR, ADR/RID and IMDG code, certified to provide and sign all necessary documents such as IMO (according B32F/438.6/382012 by LBA).

In any case, air transportation is restricted to cargo aircraft (no passenger aircraft) only. For more details, see actual IATA Lithium battery guidance document.

When exporting the batteries, they are likely to undergo the judgment on classification of strategic products according to the Export Trade Control Ordinance. Please contact SubCtech, we will assist you.

With UN T38.3 certification

This design may be approved according UN T38.3. SubCtech already approved batteries with external labs, and provide a complete certification.

With this certification, the batteries can be transported via air-cargo. The above mentioned documents are still needed, SubCtech is approved to write these documents.

Without UN T38.3 certification

The battery modules can be transported by air cargo via IATA special regulation A88. SubCtech is approved by government (LBA, approval B32F/438.6/382012) to transport the battery modules in single boxes under the A88 regulation. You have to check special regulations for your departure and eventually destination country.


LBA

Luftfahrt-Bundesamt

Genehmigung

Approval

B32F/439.60/15

Image 79: SubCtech common approval for air cargo

Li-ion batteries must be transported as dangerous goods:

- UN Class 9
- Packing group II
- Li-ion Battery UN number: UN 3480
- Li-ion Battery packed in/with equipment: UN number: UN 3481
- Technical name: Lithium Ion Batteries / packed with equipment /contained in equipment (this name must be used, don't change it!)
- Accident EmS No.: F-A, S-I (IMDG code)
- Explosive: no
- Dangerous for the marine environment: no

The batteries must be transported according to the special regulation SV310 for prototype testing only. The supplied Aluminum box is suitable for all kinds of transports and comply with the standards of ADR/IMGD/IATA 2017.


4 B / X 102 / S / 14 / D
BAM 8311 ZARGES

- When exporting the batteries, they are likely to undergo the judgment on classification of strategic products according to the Export Trade Control Ordinance.
- SubCtech is registered as a vendor of batteries. We are pleased to advise you regarding the transport regulations for Li-ion batteries.

- Do not transport when switched on or connected!
- When relocating the equipment use of the original packing is recommended
- Use suitable safety clothing, especially safety shoes, when carrying the equipment, as due to its weight a fall can have serious consequences
- The goods must be packed properly and fully protected against the detrimental effects of moisture, salt, dust, vibration & shock and temperature which the material may subject to during shipment and transportation.
- The temperature during transportation or storage should not exceed +35°C for a longer period of time (approx. ~days). Short temperature up to +60°C is permitted.
- The transportation must follow the EC normative and standards about Lithium transportation: UN 3480 Class 9. Please follow the special and actual regulations.

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4.21.9 Storage

Store the battery in a cool dry place separately from anything hazardous, such as explosives, combustibles, or any other highly flammable material. It is recommended to store the battery in a room with a fire alarm and water-based automatic sprinkler system installed.

⚠ Batteries are categorized as dangerous goods class 9. The joint storage with dangerous goods of the following classes is prohibited:

Class 1, Class 1.4, Class 1.5, Class 1.6, Class 4.1, Class 5.2

The battery needs to be long-term stored with a voltage between min. 30% SOC and max. 80% SOC (not critical) and at a temperature range between best +5°C and +20°C.

Max. storage temperatures ratings:

-20 ... +60 °C, 1 month
-20 ... +45 °C, 3 months
-20 ... +25 °C, cont.

While stored for a longer period of time the battery must be recharged (every 3 month) in order to guarantee a long-life time and low capacity lost.

The saved data from the SD-Card should be removed every 3 years of operation.

Your responsibility after usage and for storage:

☞
- Never store fully discharged
- Charge directly after deployment.
- Never store fully charged
- Charge directly before deployment
- Check regularly

4.21.10 Reactivation of the Battery

After a storage period of more than one month the battery needs to be completely charged and balanced before operation to achieve maximum capacity.

4.21.11 Maintenance

4.21.11.1 Maintenance by the Customer

No regular maintenance, other than regularly recharging the battery during storage is required in order to ensure a long-life time of the battery.

No parts need to be exchanged on a regular basis.

4.21.11.2 Maintenance by the Manufacturer

A standard maintenance procedure means the following will be replaced and/or maintained by the SubCtech technical department:

- Change of battery pack, if required
- Change of tripped fuses, if required
- Software update, if required
- Test-run of "burn in" charge-discharge cycle with certificate

No further maintenance is needed.

4.21.12 Disposal

SubCtech is registered manufacturer of industrial batteries. The EU directive on batteries from 2009 (EC directive 2006/66/EG), ElektroG and WEEE means producers must pay for the collection, treatment and recycling of batteries. unless the person operating the piece of equipment or another, delegated person is conducting the disposal. Our equipment falls under these regulations and is accordingly marked with the following symbol below.

SubCtech is member of the "Melderegister des Umweltbundesamt nach BattG", Register no. 1002655

To fulfil these requirements SubCtech or your dealer is responsible for the redemption and correct disposal of all delivered batteries inside the EU. Please contact SubCtech or your dealer at the end of life of your product.

5 Specification HMI battery

This special designed subsea PowerPack™ is suitable to operate under rough offshore conditions and long lifetime. The design was optimized for highest performance, highest safety and highest reliably.

Our batteries have low capacity loss over time as well as high usable energy over a wide state of charge (SOC) range, allowing our systems to meet end-of-life power and energy requirements with minimal pack oversizing. This type of battery and BMS with charger was already successfully used in a number of subsea & vehicle applications.

The battery pack construction in this project is a customized COTS on a high TRL level, and therefore on highest safety and reliability level.

The battery must be charged externally with its own so called PowerCharger™, because the charger is under control of the battery BMS-master and part of the SmartBMS™, to protect the battery and persons in any situation. This feature is already accepted by DNV-GL during our technology conferences OBD in Oslo. Many enhanced features are included to minimize aging and extend lifetime, in opposite to commercial COTS charger.


ENERGON

Image 82: Photo of HMI Aquanaut battery and a typical series 416 battery with 5 SPB (here under production)

The batteries are always built with two channels, i.e. they are always redundant internally. It must then be calculated if a single channel can handle the full load.

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5.8 Cycle and calendar life

Cell manufacturers do not publish any particular performance data. Indeed, the use of the cell is well known and a large number of publications and literature exist.

Normally, Li-Ion cells are always specified with a cycle number of 300 to 500. The calendar life span is difficult to pin down and depends on many conditions. The type of use is essential: heating and long storage periods fully charged or fully discharged reduce the service life, including the cycles, considerably.

By lowering the maximum charge voltage and the minimum discharge voltage, the critical area of the higher internal resistance is masked out. This measure minimizes aging and significantly increases the number of cycles. We can assume a possible number of cycles of 3000.

According to our experience since 2006, the service life (battery calendar life) is more than 10 years. This also emerges from the discussion about the second life. The aging is normally less than specified - provided that it is handled according to the instructions.


Discharge Capacity Ratio / %
110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0
200
400
600
800
1000
1200
1400
1600
1800
2000
2200
2400
2600
Test Condition
Charge: CCCV , 4.2V , 0.3It , 50mA cut-off
Discharge: 1.0It , 2.5V cut-off at 25deg.C

Image 90: Cycle life time test of 2 cells (cell producer internal document)

Lifetime is typ. defined as cycle number until the capacity is 80% of the rated capacity, for this cell already 800 cycles. The battery is still usable up to 2600 cycles with 70% capacity of the rated capacity, if the recommended charging and handling procedures are fulfilled.

Longer usage is not recommended due to aging and possible fatal failures or fire.

Note: for this test a high load of 1C was used. For large batteries such as AUV batteries the load is typ. 0.1C to max. 0.5C.

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6 Quotation

6.1 Quotation: Battery system - 5 modules – 35 kWh

Art.	Image	Component	Unit price EURO	QTY	Total Price EURO
1-22xx /35kWh /162V /A	 Photo comparable	**Li-Ion Series 416 - 162V – 35kWh** High-Performance Li-Ion battery. All parameters as specified for the series, core parameters are: Output: direct battery output Switchable using the PDU unit Nominal Voltage: 162 VDC battery Voltage range: 130 VDC ... 185 VDC (V_min ... V_max) Nominal Energy: 35.8 kWh Available Energy: 33.7 kWh Power: 20 kW max. cont. Current: 150 A max cont. @V_min 200 A peak 10s @V_min TBD Interface: MODBUS RTU (CAN via CIM) Size: Ø416 mm x 850 mm length (approx.) Weight: 168 kg in air, without pressure housing Without electronic (PDU, CIM, DC/DC) Operating temp.: -20 ...+60 °C (cell temp.) Charge temp.: +0 ...+45 °C (cell temp.) Storage: -20 ...+50°C (recommended: +5 ...+20°C) 50..80% SOC, recharge 3...6 months *Including:* - *Gliders and mounting blocks/Stopper blocks for rail mounting* *Not including:* - *PDU, CIM* - *Pressure housing* - *Underwater cables or connectors* - *NRE or qualifications* - *Other components as here mentioned*	82.150,00€	2	**164.300,00 €**
1-6720	 Customized CIM controller to merge data interfaces Photo comparable	**CIM control unit** The "Customer Interface Module" (CIM) contain various functions. Several batteries can be interconnected here. The individual BMS interfaces of the battery modules are linked and various data outputs are available. These can be made available exclusively to the higher-level system (vehicle CPU), a diagnostic unit or external charger. There are several interface protocols such as serial RS-232, RS-485 NMEA-0183, MODBUS RTU or CAN / CANopen available. The power outputs can be equipped with PDU (Power Distribution Unit) channels. This means that each output is individually switchable and individually protected. Currents, voltages and temperatures as well as short circuits are recorded. External short circuits or an interchanged connection are protected by optional fuses. The BMS firmware can be upgraded with one single CIM	6.450,00€	1	**6.450,00 €**

		interface to top-side PC or PowerCharger. Log files can be uploaded the other way around from the CIM to a PC or PowerCharger™. Data interface: MODBUS RTU, galvanic isolated CAN, CANopen (TCP, Ethernet on request) *Incl.* *- internal cable to the battery* *Not Incl.* *- underwater cables* *- pressure housing* ***Note: if NOT ordered, then*** *- no CAN interface is available* *- no customized data* *- no direct data download* *- no direct firmware update* *- no extensions such as PDU and Converter control*			
11-60xx /HV/5 /500	 Photo comparable	**Pressure housing Titanium 500m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 82 Bar Operating depth: 500 m Material: Titanium Size: Ø450 mm x L 1010 mm Weight: 99 kg (empty) 267 kg (battery complete, in air) 103 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors* *- battery rail inside* *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*	[redacted]	2	[redacted]

SubCtech GmbH
Wellseedamm 1-3 • D-24145 KIEL • Germany
Managing Director: Dipl.-Phys. Stefan Marx
Amtsgericht Kiel HRB 11552 KI
VAT-Id.No. DE270099549

phone: +49 (0) 431-22039880
fax: +49 (0) 431-22039881
mobile: +49 (0) 178-35 21 99 2
email: info@subctech.com
web : www.subctech.com

Bank: Foerde Sparkasse
IBAN DE92 2105 0170 1400 0559 58
BIC NOLADE21KIE

11-60xx /HV/5 /3000	 Photo comparable	**Alternative:** **Pressure housing Titanium 3000m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 360 Bar Operating depth: 3000 m Material: Titanium Size: Ø464 mm x L 1050 mm Weight: 183 kg (empty) 351 kg (battery complete, in air) 168 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors* *- battery rail inside* *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*	[redacted]	0	[redacted]
11-60xx /HV/5 /6000	 Photo comparable	**Alternative:** **Pressure housing Titanium 6000m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 641 Bar Operating depth: 6000 m Material: Titanium Size: Ø476 mm x L 1084 mm Weight: 252 kg (empty) 420 kg (battery complete, in air) 220 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors*	[redacted]	0	[redacted]

		- battery rail inside *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*			
3-8550		**Optional Control lights** Additional Low-power bright LED control flashing light for power up, charging, warning, error Depth rating: 1000m	[redacted]	2	[redacted]
7-1401 /HV		**UWCAB2/HP High-power cable, 2 plugs** Length: **1,3m** – other on request Connector 1: SubConn®-HP battery Connector 2: SubConn®-HP vehicle	[redacted]	2	[redacted]
7-1001		**UWCAB2 Underwater cable with 2 plugs** Length: **1,3m** – other on request Connector 1: SubConn® battery Connector 2: SubConn® Vehicle data	[redacted]	2	[redacted]
1-7401 /162V /2x10kW Customized	 Photos comparable	**Li-Ion PowerCharger™ 2 x 10 kW** High-power Li-Ion charger with SmartBMS™ integration. Charger under control of the battery BMS. Incl. diagnosing and data logging. Two charge modules installed to charge two batteries in parallel. All parameter as specified above, core parameters are: Control: 7" Touch-screen, Control lights (alarm) Power input: 3-phases 400 VAC Charge output: 2 x 10 kW Charge time: 4h for 20-100% SOC, 4-5h for full range charging Housing: Ruggedized 19" Flight-Case interface: MODBUS RTU Weight & size: approx. 75 kg Production: IPC-A-600/610 class 2 Protection: IP65 lids closed *Notes:* - *Requires 64A 3-phases power supply for full power* - *Lids must be opened during operation* *Including:* - *Power supply (mains) cable* *Not included:* - *underwater connectors and cables* - *other components as offered in this quotation*	[redacted]	1	[redacted]

7-1401 /HV		**UWCAB2/HP High-power cable, 2 plugs** Length: 30 m – other on request Connector 1: Charger Connector Connector 2: SubConn® - power Connector 3: SubConn® - data	[redacted]	1		[redacted]
9-9000		**Spare parts** Spare parts to operate the products. Spare part from other vendors as provided, if applicable. • Spare screws and mechanical components, seals, firmware backup etc. • Other spare parts as required	[redacted]	2		[redacted]
9-8000	 Photo comparable	**Documentation** • Installation, operating and maintenance manual in English • Interface documentation • Quick-Setup sheet for on-board usage • Declaration of origin • Spare part list • CE certificate with DIN/EN regularise • Declaration of origin • FAT certificate (according DIN EN 10204 3.1b) • Transportation, storage and mobilisation indication • Transport documentation according ADR, IATA, DGR *Note:* • Other certificates on request	[redacted]	2		[redacted]
9-1200 /829 /frame	  Photo comparable	**Optional certified metal box** **Transport & storage box (batteries)** Robust "Zarges" box made of aluminium. Transport and storage box, with trays for all components. Special for Li-Ion batteries. The battery is stored and transported lying in a V-frame and/or non-flammable foam . Material: Aluminium, wooden & stainless steel Operation: by crane or persons UN 4B / BAM approval, packing group 1, for hazardous goods class 1,2,3, for dangerous goods class 9 According to ADR / RID / IATA-DGR und IMBG-Code for air cargo *Notes:* *- for simple installation the transport frame can be removed* *- handling by crane inside or outside the complete box*	[redacted]	2		[redacted]
		Sub total	**EURO NET**			[redacted]

6.2 Quotation: Battery system - 9 modules – 64 kWh

Art.	Image	Component	Unit price EURO	QTY	Total Price EURO
1-22xx /64kWh /162V /A	 Photo comparable	**Li-Ion Series 416 - 162V – 64kWh** High-Performance Li-Ion battery. All parameters as specified for the series, core parameters are: Output: direct battery output Switchable using the PDU unit Nominal Voltage: 162 VDC battery Voltage range: 130 VDC ... 185 VDC (V_min ... V_max) Nominal Energy: 64.0 kWh Available Energy: 60.2 kWh Power: 20 kW max. cont. Current: 150 A max cont. @V_min 200 A peak 10s @V_min TBD Interface: MODBUS RTU (CAN via CIM) Size: Ø416 mm x 1450 mm length (approx.) Weight: 295 kg in air, without pressure housing Without electronic (PDU, CIM, DC/DC) Operating temp.: -20 ...+60 °C (cell temp.) Charge temp.: +0 ...+45 °C (cell temp.) Storage: -20 ...+50°C (recommended: +5 ...+20°C) 50..80% SOC, recharge 3...6 months *Including:* - *Gliders and mounting blocks/Stopper blocks for rail mounting* *Not including:* - *PDU, CIM* - *Pressure housing* - *Underwater cables or connectors* - *NRE or qualifications* - *Other components as here mentioned*	[redacted]	2	[redacted]
1-6720	 Customized CIM controller to merge data interfaces Photo comparable	**CIM control unit** The "Customer Interface Module" (CIM) contain various functions. Several batteries can be interconnected here. The individual BMS interfaces of the battery modules are linked and various data outputs are available. These can be made available exclusively to the higher-level system (vehicle CPU), a diagnostic unit or external charger. There are several interface protocols such as serial RS-232, RS-485 NMEA-0183, MODBUS RTU or CAN / CANopen available. The power outputs can be equipped with PDU (Power Distribution Unit) channels. This means that each output is individually switchable and individually protected. Currents, voltages and temperatures as well as short circuits are recorded. External short circuits or an interchanged connection are protected by optional fuses. The BMS firmware can be upgraded with one single CIM interface to top-side PC or PowerCharger. Log files can be uploaded the other way around from the CIM to a PC or PowerCharger™.	[redacted]	1	[redacted]

		Data interface: MODBUS RTU, galvanic isolated CAN, CANopen (TCP, Ethernet on request) *Incl.* *- internal cable to the battery* *Not Incl.* *- underwater cables* *- pressure housing* ***Note: if NOT ordered, then*** *- no CAN interface is available* *- no customized data* *- no direct data download* *- no direct firmware update* *- no extensions such as PDU and Converter control*			
11-60xx /HV/9 /500	 Photo comparable	**Pressure housing Titanium 500m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 78 Bar Operating depth: 500 m Material: Titanium Size: Ø454 mm x L 1610 mm Weight: 157 kg (empty) 452 kg (battery complete, in air) 186 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors* *- battery rail inside* *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*	[redacted]	2	[redacted]

11-60xx /HV/9 /3000	  Photo comparable	**Alternative:** **Pressure housing Titanium 3000m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 357 Bar Operating depth: 3000 m Material: Titanium Size: Ø474 mm x L 1650 mm Weight: 302 kg (empty) 597 kg (battery complete, in air) 297 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors* *- battery rail inside* *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*	[redacted]	0	[redacted]
11-60xx /HV/9 /6000	  Photo comparable	**Alternative:** **Pressure housing Titanium 6000m** Titanium pressure housing, corrosion free and robust against mechanical stress e.g. on-board supply vessels. Double O-ring sealing protects against failures and water leaks. 1atm, not oil filled. Installation for battery, CIM controller, PDU fuse&switch, all connectors Burst pressure: 636 Bar Operating depth: 6000 m Material: Titanium Size: Ø484 mm x L 1684 mm Weight: 386 kg (empty) 681 kg (battery complete, in air) 360 kg (battery complete, in sea water) Connector: 1 x HV, SubConn HPBH 0 x LV Electronics, SubConn BH 1 x HV Charge, SubConn HPBH 2 x Data, SubConn BH Control light: Dual color high-bright low-power LED Marking: Front cover *Including:* *- Complete with spare parts (seals, screws)* *- marking* *- connectors, dummy connectors*	[redacted]	0	[redacted]

		- battery rail inside *- lifting straps* *Not Included:* *- Pressure test (on request)* *- Underwater cables*			
3-8550 /3000		**Optional Control lights** Additional Low-power bright LED control flashing light for power up, charging, warning, error Depth rating: 3000m	[redacted]	2	[redacted]
7-1401 /HV		**UWCAB2/HP High-power cable, 2 plugs** Length: **1,3m** – other on request Connector 1: SubConn®-HP battery Connector 2: SubConn®-HP vehicle	[redacted]	2	[redacted]
7-1001		**UWCAB2 Underwater cable with 2 plugs** Length: **1,3m** – other on request Connector 1: SubConn® battery Connector 2: SubConn® Vehicle data	[redacted]	2	[redacted]
1-7401 /162V /2x15kW Customized	 Photos comparable	**Li-Ion PowerCharger™ 2 x 15 kW** High-power Li-Ion charger with SmartBMS™ integration. Charger under control of the battery BMS. Incl. diagnosing and data logging. Two charge modules installed to charge two batteries in parallel. All parameter as specified above, core parameters are: Control: 7" Touch-screen, Control lights (alarm) Power input: 3-phases 400 VAC Charge output: 2 x 15 kW Charge time: 4h for 20-100% SOC 4-5h for full range charging Housing: Ruggedized 19" Flight-Case interface: MODBUS RTU Weight & size: approx. 75 kg Production: IPC-A-600/610 class 2 Protection: IP65 lids closed *Notes:* - *Requires 64A 3-phases power supply for full power* - *Lids must be opened during operation* *Including:* - *Power supply (mains) cable* *Not included:* - *underwater connectors and cables* - *other components as offered in this quotation*	[redacted]	1	[redacted]

7-1401 /HV		**UWCAB2/HP High-power cable, 2 plugs** Length: 30 m – other on request Connector 1: Charger Connector Connector 2: SubConn® - power Connector 3: SubConn® - data	[redacted]	1	[redacted]
9-9000		**Spare parts** Spare parts to operate the products. Spare part from other vendors as provided, if applicable. • Spare screws and mechanical components, seals, firmware backup etc. • Other spare parts as required	[redacted]	2	[redacted]
9-8000	 Photo comparable	**Documentation** • Installation, operating and maintenance manual in English • Interface documentation • Quick-Setup sheet for on-board usage • Declaration of origin • Spare part list • CE certificate with DIN/EN regularise • Declaration of origin • FAT certificate (according DIN EN 10204 3.1b) • Transportation, storage and mobilisation indication • Transport documentation according ADR, IATA, DGR *Note:* • Other certificates on request	[redacted]	2	[redacted]
9-1200 /829 /frame	  Photo comparable	**Optional certified metal box only available for batteries up to 1500mm length** **Transport & storage box (batteries)** Robust "Zarges" box made of aluminium. Transport and storage box, with trays for all components. Special for Li-Ion batteries. The battery is stored and transported lying in a V-frame and/or non-flammable foam . Material: Aluminium, wooden & stainless steel Operation: by crane or persons UN 4B / BAM approval, packing group 1, for hazardous goods class 1,2,3, for dangerous goods class 9 According to ADR / RID / IATA-DGR und IMBG-Code for air cargo *Notes:* *- for simple installation the transport frame can be removed* *- handling by crane inside or outside the complete box*	[redacted]	0	[redacted]
		Sub total	**EURO NET**		[redacted]

SubCtech GmbH
Wellseedamm 1-3 • D-24145 KIEL • Germany
Managing Director: Dipl.-Phys. Stefan Marx
Amtsgericht Kiel HRB 11552 KI
VAT-Id.No. DE270099549

phone: +49 (0) 431-22039880
fax: +49 (0) 431-22039881
mobile: +49 (0) 178-35 21 99 2
email: info@subctech.com
web : www.subctech.com

Bank: Foerde Sparkasse
IBAN DE92 2105 0170 1400 0559 58
BIC NOLADE21KIE

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